Exhibit 21.1

SUBSIDIARIES OF KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.

1.	Swift Transportation Co., LLC, a Delaware limited liability company
2.	Swift Transportation Co. of Arizona, LLC, a Delaware limited liability company
3.	Swift Leasing Co., LLC, a Delaware limited liability company
4.	Sparks Finance, LLC, a Delaware limited liability company
5.	Interstate Equipment Leasing, LLC, a Delaware limited liability company
6.	Common Market Equipment, LLC, a Delaware limited liability company
7.	Swift Transportation Co. of Virginia, LLC, a Delaware limited liability company
8.	Swift Transportation Services, LLC, a Delaware limited liability company
9.	M.S. Carriers, LLC, a Delaware limited liability company
10.	Swift Logistics, S.A. de C.V., a Mexican corporation
11.	Trans-Mex, Inc., S.A. de C.V., a Mexican corporation
12.	Mohave Transportation Insurance Co., Inc., an Arizona corporation
13.	Swift Intermodal, LLC, a Delaware limited liability company
14.	Swift International S.A. de C.V. Inc., a Mexican corporation
15.	Estrella Distributing, LLC, a Delaware limited liability company
16.	TMX Administración, S.A. de C.V. Inc., a Mexican corporation
17.	Swift Receivables Company II, LLC, a Delaware limited liability company
18.	Red Rock Risk Retention Group, Inc., an Arizona corporation
19.	Swift Academy LLC, a Delaware limited liability company
20.	Swift Services Holdings, Inc., a Delaware corporation
21.	Swift Logistics, LLC, a Delaware limited liability company
22.	Central Refrigerated Transportation, LLC, a Delaware limited liability company
23.	Swift Refrigerated Service, LLC, a Delaware limited liability company
24.	Central Leasing, LLC, a Delaware limited liability company
25.	Swift Transportation Canada Inc., a Canada corporation
26.	Swift Warehousing, LLC, a Delaware limited liability company
27.	Swift Freight Forwarding, LLC, a Delaware limited liability company
28.	Knight Refrigerated, LLC, an Arizona limited liability company
29.	Knight Logistics LLC, an Arizona limited liability company
30.	Knight Transportation Services, Inc., an Arizona corporation
31.	Knight Truck & Trailer Sales, LLC, an Arizona limited liability company
32.	Quad K, LLC, an Arizona limited liability company
33.	Knight Management Services, Inc., an Arizona corporation
34.	Squire Transportation, LLC, an Arizona limited liability company
35.	Knight Capital Growth, LLC, an Arizona limited liability company
36.	Knight Port Services, LLC, an Arizona limited liability company
37.	Kold Trans LLC, an Arizona limited liability company
38.	Barr-Nunn Transportation, Inc., an Iowa corporation
39.	Barr-Nunn Logistics, Inc., an Iowa corporation
40.	Sturgeon Equipment, Inc., an Iowa corporation
41.	Knight Transportation, Inc., an Arizona corporation (Knight’s former parent)
42.	Knight Air LLC, an Arizona limited liability company
43.	Knight 101 LLC, an Arizona limited liability company
44.	Strehl, LLC, an Arizona limited liability company